Exhibit (m)(2)

EXHIBIT A

Dated November 8, 2012

Amended November 15, 2019

Funds	Share Classes	Distribution Fees
KraneShares CICC China Leaders 100 Index ETF (Formerly KraneShares Zacks New China ETF which formerly KraneShares CSI New China ETF which was formerly KraneShares CSI China Five Year Plan ETF)	N/A	0.25%
KraneShares CSI China Internet ETF	N/A	0.25%
KraneShares Bosera MSCI China A Share ETF	N/A	0.25%
KraneShares E Fund China Commercial Paper ETF	N/A	0.25%
KraneShares MSCI All China Index ETF (formerly, KraneShares FTSE Emerging Markets Plus ETF)	N/A	0.25%
KraneShares MSCI China Environment Index ETF	N/A	0.25%
KraneShares Emerging Markets Consumer Technology Index ETF	N/A	0.25%
KraneShares MSCI One Belt One Road Index ETF	N/A	0.25%
KraneShares Bloomberg Barclays China Aggregate Bond Inclusion Index ETF	N/A	0.25%
KraneShares CCBS China Corporate High Yield Bond USD Index ETF	N/A	0.25%
KraneShares MSCI All China Consumer Discretionary Index ETF	N/A	0.25%
KraneShares MSCI All China Consumer Staples Index ETF	N/A	0.25%
KraneShares MSCI All China Healthcare Index ETF	N/A	0.25%
KraneShares Emerging Markets Healthcare Index ETF	N/A	0.25%
KraneShares Electric Vehicles and Future Mobility Index ETF	N/A	0.25%
KraneShares MSCI China A Hedged Index ETF	N/A	0.25%
CICC Global Wealth Preservation Fund	Investor Class	0.25%
KraneShares Asia Robotics and Artificial Intelligence Index ETF	N/A	0.25%
KraneShares MSCI Emerging Markets ex China Index ETF	N/A	0.25%
Quadratic Interest Rate Volatility and Inflation Hedge ETF	N/A	0.25%
KFA Large Cap Quality Dividend Index ETF	N/A	0.25%
KFA Small Cap Quality Dividend Index ETF	N/A	0.25%
KFA Global Carbon ETF	N/A	0.25%
KraneShares SSE Star Market 50 Index ETF	N/A	0.25%
KFA Dynamic Fixed Income ETF	N/A	0.25%

Calculation of Fees

Distribution fees are based on a percentage of the Funds’ average daily net assets attributable to Shares of the Funds.

Funds with Multiple Share Classes

With respect to any Fund that offers more than one share class, references to “Fund” in Sections 3, 6, 7 and 8 above and the text under the “Calculation of Fees” heading above are to be read as referring to the share class of the applicable Fund identified above.